Exhibit B-1

CERTIFICATE

I hereby certify that the Form U-9C-3 for ScottishPower plc for the previous quarter has been provided to the state commissions listed below:

California Public Utilities Commission

Docket Office

505 Van Ness Avenue

San Francisco, CA 94102-3298

Attn:	Jerry Royer, Advice Filings

Idaho Public Utilities Commission

472 W. Washington

Boise, ID 83702-5983

Attn:	Jean D. Jewell, Commission Secretary

Oregon Public Utility Commission

550 Capitol Street N.E., Suite 215

Salem, Oregon 97301-2551

Attn:	Vikie Bailey-Goggins, Administrator Regulatory and Technical Support

Utah Public Service Commission

Heber M. Wells Building, Fourth Floor

160 East 300 South

Salt Lake City, UT 84114

Attn:	Julie P. Orchard, Commission Secretary

Washington Utilities and Transportation Commission

1300 S. Evergreen Park Drive S.W.

Olympia, WA 98504-7250

Attn:	Carole Washburn, Executive Secretary

Wyoming Public Service Commission

Hansen Building

2515 Warren Avenue, Suite 300

Cheyenne, WY 82002

Attn:	Steve Oxley, Commission Secretary

Scottish Power plc

By:	/s/ SIMON LOWTH
Simon Lowth
Executive Director, Finance and Strategy

8